Exhibit 16.1

Chang Lee LLP
Chartered Accountants
606 – 815 Hornby Street
Vancouver, B.C, V6Z 2E6
Tel: 604-687-3776
Fax: 604-688-3373
E-mail: info@changleellp.com

May 9, 2011

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Commissioners:

We have read the statements made by AMP Productions, Ltd. which was provided to us on May 6, 2011, which we understand will be filed with the Commission, pursuant to Item 4.01 of Form 8-K, as part of the Company’s Form 8-K report dated May 9, 2011.  We agree with the statements concerning our Firm in such Form 8-K.  At this time, there are no accounting disagreements on the financial statements prepared by this firm and filed with the Securities and Exchange Commission.

Sincerely,

CHANG LEE LLP
Chartered Accountants